UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 23, 2005 (February 22, 2005)

Analysts International Corporation
(Exact name of registrant as specified in its charter)

Minnesota	0-4090	41-0905408
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3601 West 76th Street, Minneapolis, Minnesota	55435-3000
(Address for principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (952) 835-5900

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement

On February 22, 2005, the Compensation Committee of the Board of Directors of Analysts International Corporation (the “Company”) approved bonus payments to the Company’s executive officers under the Company’s 2004 Incentive Compensation Plan adopted in December 2003. The Compensation Committee also approved 2005 base compensation for executive management. A tabular presentation of the 2004 and 2005 base salaries and 2004 bonus amounts to be paid to executives is furnished herewith as
Exhibit 10.

The incentive payments were determined based on the Company’s actual performance during fiscal year 2004 as measured against pre-determined performance objectives based on the Company’s achievement of pre-tax earnings for the year ended January 1, 2005. Each executive was pre-assigned an incentive target expressed as a percentage of base compensation. Incentive targets ranged from 10% to 100% of his or her base compensation. The plan limited aggregate amount of incentive payments of 30% of pre-tax profit. The amount of payments did not necessitate application of the cap.

ITEM 9.01 Financial Statements and Exhibits

(c) Exhibits.

Exhibit Number	Description

10	Executive Officers - Analysts International Corporation 2004 Incentive Awards and 2004-2005 Base Compensation

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	February 23, 2005	ANALYSTS INTERNATIONAL CORPORATION

/s/ Colleen M. Davenport
Colleen M. Davenport
Secretary and General Counsel

EXHIBIT INDEX

Exhibit Number	Description

10	Executive Officers - Analysts International Corporation 2004 Incentive Awards and 2004-2005 Base Compensation